As filed with the Securities and Exchange Commission on August 5, 2011
Registration Statement No. 333-175685
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEEKAY OFFSHORE PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	4400	98-051255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4th Floor, Belvedere Building,
69 Pitts Bay Road,
Hamilton HM 08, Bermuda
Telephone: (441) 298-2530
Fax: (441) 292-3931
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Watson, Farley & Williams (New York) LLP
Attention: Daniel C. Rodgers
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David S. Matheson
Perkins Coie LLP
1120 N.W. Couch Street, Tenth Floor
Portland, OR 97209-4128
(503) 727-2048

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     This Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-175685) of Teekay Offshore Partners L.P. is being filed solely to refile exhibits 5.1 and 8.2. This Amendment No. 2 does not modify any provision of the prospectus contained in Part I of the registration statement. Accordingly, this Amendment No. 2 does not include a copy of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	Indemnification of Directors and Officers

Under its partnership agreement, in most circumstances Teekay Offshore Partners L.P. will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	its general partner;

(2)	any departing general partner;

(3)	any person who is or was an affiliate of the general partner or any departing general partner;

(4)	any person who is or was an officer, director, member or partner of any entity described in (1), (2) or (3) above;

(5)	any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of the general partner or any departing general partner; or

(6)	any person designated by the general partner.

Any indemnification under these provisions will only be out of the assets of Teekay Offshore Partners L.P. Unless it otherwise agrees, Teekay Offshore Partners L.P.’s general partner will not be liable for, or have any obligation to contribute or lend funds or assets to Teekay Offshore Partners L.P. to enable it to effectuate, indemnification. Teekay Offshore Partners L.P. may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether Teekay Offshore Partners L.P. would have the power to indemnify the person against liabilities under the partnership agreement.

Teekay Offshore Partners L.P. is authorized to purchase (or to reimburse its general partners for the costs of) insurance against liabilities asserted against and expenses incurred by its general partner, its affiliates and such other persons as the general partner may determine and described in the paragraph above, whether or not it would have the power to indemnify such person against such liabilities under the provisions described in the paragraphs above. The general partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

ITEM 9.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number	Description

4.1	First Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. (incorporated by reference to Exhibit 4.1 to the Registration Statement of Teekay Offshore Partners L.P. on Form 8-A/A filed on May 13, 2011, File No. 333-139116)
5.1	Opinion of Watson, Farley & Williams (New York) LLP, relating to the legality of the securities being registered
8.1	Opinion of Perkins Coie LLP, relating to tax matters (previously filed)
8.2	Opinion of Watson, Farley & Williams (New York) LLP, relating to tax matters
23.1	Consent of Ernst & Young LLP (previously filed)
23.2	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)
23.3	Consent of Perkins Coie LLP (contained in Exhibit 8.1)

(b)	Financial Statement Schedules.

All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

(c)	Reports, Opinions, and Appraisals

The following reports, opinions, and appraisals are included herein: None.

ITEM 10.	Undertakings

The Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the U.S. Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the U.S. Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the U.S. Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the U.S. Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph 4 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the U.S. Securities Act of 1933 or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the U.S. Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the U.S. Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the U.S. Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.	That, for the purpose of determining liability of the registrant under the U.S. Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

d.	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the U.S. Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the U.S. Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southport, State of Connecticut, United States of America on August 5, 2011.

TEEKAY OFFSHORE PARTNERS L.P.
Teekay Offshore GP L.L.C., its General Partner

By:	/s/ Peter Evensen
Name: Peter Evensen

Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 5, 2011.

	Signature	Title

	/s/ Peter Evensen Peter Evensen	Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer), Director of Teekay Offshore GP L.L.C. and Authorized Representative in the United States

	* C. Sean Day	Chairman and Director of Teekay Offshore GP L.L.C.

	* Kenneth Hvid	Director of Teekay Offshore GP L.L.C.

	* David L. Lemmon	Director of Teekay Offshore GP L.L.C.

	* Carl Mikael L.L. von Mentzer	Director of Teekay Offshore GP L.L.C.

	* John J. Peacock	Director of Teekay Offshore GP L.L.C.

*By:	/s/ Peter Evensen Peter Evensen Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	First Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. (incorporated by reference to Exhibit 4.1 to the Registration Statement of Teekay Offshore Partners L.P. on Form 8-A/A filed on May 13, 2011, File No. 333-139116)
5.1	Opinion of Watson, Farley & Williams (New York) LLP, relating to the legality of the securities being registered
8.1	Opinion of Perkins Coie LLP, relating to tax matters (previously filed)
8.2	Opinion of Watson, Farley & Williams (New York) LLP, relating to tax matters
23.1	Consent of Ernst & Young LLP (previously filed)
23.2	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)
23.3	Consent of Perkins Coie LLP (contained in Exhibit 8.1)